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EXHIBIT 3

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, THAT:
Power of Attorney, dated as of January 7, 2002 for Waddell & Reed Financial Services, Inc. filed as Exhibit 3 to the Waddell & Reed Financial, Inc. 13G filed for Impath, Inc. on August 8, 2002, Accession Number 0000912057-02-030447 and incorporated herein by reference.

Power of Attorney, dated as of January 7, 2002 for Waddell & Reed, Inc. filed as Exhibit 3 to the Waddell & Reed Financial, Inc. 13G filed for Impath, Inc. on August 8, 2002, Accession Number 0000912057-02-030447 and incorporated herein by reference.

Power of Attorney, dated as of January 7, 2002 for Waddell & Reed Investment Management Company Financial Services, Inc. filed as Exhibit 3 to the Waddell & Reed Financial, Inc. 13G filed for Impath, Inc. on August 8, 2002, Accession Number 0000912057-02-030447 and incorporated herein by reference.

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POWER OF ATTORNEY